As filed with the Securities and Exchange Commission on August 30, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPITAL SOUTHWEST CORPORATION
(Exact name of registrant as specified in its charter)

Texas	75-1072796
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)
________________________________________________________________________________________________________________________

Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan
(Full title of the plan)
 ________________________________________________________________________________________________________________________

Bowen S. Diehl
President and Chief Executive Officer
Capital Southwest Corporation
5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(214) 238-5700
(Name, address and telephone number, including area code, of agent for service)

With copies to:
Steven B. Boehm
Vlad M. Bulkin
Eversheds Sutherland (US) LLP
700 Sixth Street, NW, Suite 700
Washington, DC 20001
(202) 383-0100

Indicate by check number whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee (1)
Common Stock, par value $0.25 per share	850,000 shares (3)	$19.05	$16,192,500	$2,015.97

(1)
This registration statement registers 850,000 shares of the registrant’s common stock, par value $0.25 per share, for sale under the registrant’s Amended and Restated 2010 Restricted Stock Award Plan (the "Plan"). Pursuant to General Instruction E to Form S-8, a filing fee is being paid only with respect to the registration of 850,000 additional shares of common stock under the Plan. Registration statements on Form S-8 have been filed previously on October 21, 2011 (File No. 333-177433) and October 5, 2015 (File No. 333-207296) for the other shares of common stock issuable or issued under the Plan.

(2)
Estimated in accordance with Rule 457(c) and (h) solely for purposes of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based on the average of the $19.25 (high) and $18.85 (low) sale price of the common stock of Capital Southwest Corporation as reported on the Nasdaq Stock Market on August 24, 2018, which is within five business days prior to filing this Registration Statement.

(3)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional common stock as may be offered or issued as a result of adjustment by reason of share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant's common stock.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Capital Southwest Corporation (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register 850,000 additional shares of the Company’s common stock for issuance under the Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the SEC on October 21, 2011 (File No. 333-177433) and October 5, 2015 (File No. 333-207296).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents filed with the SEC:

•	Annual Report on Form 10-K for the year ended March 31, 2018.

•	Amendment No. 1 to the Annual Report on Form 10-K for the year ended March 31, 2017 filed on December 8, 2017

•	Quarterly Report on Form 10-Q filed on August 7, 2018.

•	Current Report on Form 8-K filed on June 7, 2018.

•	Current Report on Form 8-K filed on August 2, 2018.

•	Current Report on Form 8-K filed on August 6, 2018 (except that information furnished pursuant to Item 2.02 is not incorporated by reference into this Registration Statement).

•	The description of our common stock contained in our registration statement on Form 8-A declared effective July 17, 1961.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company will not, however, incorporate by reference any document or portions thereof that are not deemed filed with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of its Current Report on Form 8-K unless, and to the extent, specified in such reports.

Item 8.	Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.	Description
5.1*	Opinion of Eversheds Sutherland (US) LLP
23.1*	Consent of RSM US LLP relating to Capital Southwest Corporation
23.2*	Consent of Grant Thornton LLP relating to Capital Southwest Corporation
23.3	Consent of Eversheds Sutherland (included in Exhibit 5.1 hereto)
23.4*	Consent of RSM US LLP regarding the financials of I-45 SLF LLC
23.5*	Consent of Whitley Penn LLP regarding the financials of Media Recovery, Inc.
23.6*	Consent of Weaver and Tidwell, LLP regarding the financials of Titanliner, Inc.
24.1	Power of Attorney (included on signature page hereto)
99.1*	Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of August, 2018.

CAPITAL SOUTHWEST CORPORATION

By: /s/ Bowen S. Diehl
Bowen S. Diehl
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bowens S. Diehl and Michael S. Sarner, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), with all exhibits and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
By:	/s/ David R. Brooks	Chairman of the Board	August 30, 2018
David R. Brooks

By:	/s/ Christine S. Battist	Director	August 30, 2018
Christine S. Battist

By:	/s/ Jack D. Furst	Director	August 30, 2018
Jack D. Furst

By:	/s/ T. Duane Morgan	Director	August 30, 2018
T. Duane Morgan

By:	/s/ William R. Thomas III	Director	August 30, 2018
William R. Thomas III

By:	/s/ John H. Wilson	Director	August 30, 2018
John H. Wilson

By:	/s/ Michael S. Sarner	Chief Financial Officer	August 30, 2018
Michael S. Sarner